QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the references to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated May 31, 2006, in the Registration Statement (Form S-1) and related Prospectus of Acme Packet, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP
Boston, Massachusetts June 1, 2006

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM